As filed with the Securities and Exchange Commission on June 18, 2002
Registration No. 333-90150

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

To
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Celerity Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	3672	94-3372329
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer identification no.)

Celerity Group, Inc.

1463 Centre Pointe Drive
Milpitas, California 95035
(408) 946-3100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David J. Shimmon

Chief Executive Officer
1463 Centre Pointe Drive
Milpitas, California 95035
(408) 946-3100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel J. Winnike, Esq. Scott J. Leichtner, Esq. Fenwick & West, LLP Two Palo Alto Square Palo Alto, CA 94306 (650) 494-0600	Charles Ayres Frank Schiff DB Capital Partners, Inc. 31 W. 52nd Street, 26th Floor New York, NY 10019 (646) 324-2200	Grant Behrman William Matthes Behrman Capital 126 E. 56th Street, 27th Floor New York, NY 10022 (212) 980-6500	Jeffrey D. Saper, Esq. Robert G. Day, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay the effective date of this Registration Statement until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

      This Amendment No. 1 to the Registrant’s Form S-1 Registration Statement is being filed for the sole purpose of filing additional exhibits as set forth below in Item 16(a) of Part II.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. Exhibits and Financial Statement Schedules.

      (a) The following exhibits are filed herewith:

Exhibit
Number	Exhibit Title

1.01	Form of Underwriting Agreement.*
2.01	Agreement and Plan of Merger, dated as of April 10, 2002, among the Registrant, Kinetics Acquisition Corporation, Kinetics Fluid Systems, Inc., Poly Concepts, Inc. and the shareholders of Poly Concepts, Inc.**
2.02	Form of Separation Agreement by and among the Registrant, Kinetic Systems, Inc. and Kinetics Biopharm, Inc.
2.03	Form of Management Services Agreement by and among the Registrant, Kinetic Systems, Inc. and Kinetics Biopharm, Inc.
2.04	Form of Confidential Disclosure Agreement by and among the Registrant, Kinetic Systems, Inc. and Kinetics Biopharm, Inc.
2.05	Form of Tax Sharing Agreement by and among the Registrant, Kinetic Systems, Inc. and Kinetics Biopharm, Inc.
2.06	Form of Trademark License Agreement by and among the Registrant, Kinetic Systems, Inc. and Kinetics Biopharm, Inc.
2.07	Form of Employee Matters Agreement by and among the Registrant, Kinetic Systems, Inc. and Kinetics Biopharm, Inc.
3.01	Restated Certificate of Incorporation of the Registrant, as filed December 14, 2001.**
3.02	Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant, as filed May 3, 2002.**
3.03	Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant, as filed June 10, 2002.
3.04	Form of Restated Certificate of Incorporation to be filed upon the closing of the offering.*
3.05	Bylaws of the Registrant.**
3.06	Restated Bylaws of the Registrant to be effective upon the closing of the offering.*
4.01	Specimen Common Stock Certificate.*
4.02	Amended and Restated Shareholders Agreement, dated as of August 30, 2000 and as amended and restated on December 14, 2001, by and among the Registrant and certain investors.**
5.01	Opinion of Fenwick & West LLP.*
10.01	Form of Indemnity Agreement.*
10.02	2000 Stock Option Plan, and form of stock option award agreement.**
10.03	2000 Deferred Stock Plan, and form of deferred stock award agreement.**
10.04	2002 Equity Incentive Plan.*
10.05	2002 Stock Option Plan.*
10.06	Promissory Note held by the Registrant of John R. Ferron in the principal amount of $250,000 issued in February 2000.**

Exhibit
Number	Exhibit Title

10.07	Promissory Note held by the Registrant of Albert (Hong Chuan) Ooi in the principal amount of $200,000 issued in June 2000.**
10.08	Promissory Note held by the Registrant of David J. Shimmon in the principal amount of $4,000,000 issued in June 2001.**
10.09	Industrial Building Lease Agreement dated September 1, 1990 by and between Pacesetter Business Properties and Unit Instruments, Inc.**
10.10	Lease Agreement dated April 27, 1995 by and between Prudential Insurance Company of America and Insync Systems, Inc.**
10.11	Lease Agreement dated April 16, 1996 by and between Security Capital Industrial Trust and Insync Systems, Inc.**
10.12	Lease Agreement dated July 13, 2000 by and between Prologis Trust and Kinetics Fluid Systems, Inc.**
10.13	Employment Offer Letter dated January 25, 2000 to John R. Ferron.**
10.14	Employment Offer Letter dated August 1, 2000 to Albert (Hong Chuan) Ooi.**
10.15	Global Supply Agreement, dated as of June 1, 2002, by and between Applied Materials, Inc. and Kinetics Fluid Systems Inc.†
10.16	Amended and Restated Intellectual Property Agreement, dated as of June 1, 2002, by and between Applied Materials, Inc. and Kinetics Fluid Systems, Inc.†
10.17	Stock Purchase Agreement, dated as of February 28, 2001, by and among Kinetics Electronics Management, Inc., Magnolia Tree, LLC and James E. Hawthorne, as Trustee of the James and Robert Hawthorne Family Trust U/T/A dated August 31, 1999.
21.01	List of Subsidiaries of Registrant.*
23.01	Consent of Fenwick & West LLP (See Exhibit 5.01).*
23.02	Consent of Ernst & Young LLP, independent auditors.**
23.03	Consent of Perkins & Company, P.C., independent auditors.**
24.01	Power of Attorney**

*	To be filed by amendment.

**	Previously filed.

†	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Commission.

     (b) Financial Statement Schedules

      All financial statement schedules have been omitted because the information required to be set forth herein is not applicable or is shown either in the consolidated financial statements or the notes thereto.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 18th day of June, 2002.

CELERITY GROUP, INC.

By:	/s/ DAVID J. SHIMMON

David J. Shimmon
Chairman and Chief Executive Officer

      Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons on behalf of the Registrant on the date indicated.

Name	Title	Date

Principal Executive Officer:

/s/ DAVID J. SHIMMON David J. Shimmon	Chairman and Chief Executive Officer	June 18, 2002

Principal Financial Officer and Principal Accounting Officer:

/s/ JOHN R. FERRON* John R. Ferron	Chief Financial Officer	June 18, 2002

Additional Directors:

/s/ DANIEL C. RUBIN* Daniel C. Rubin	Vice Chairman	June 18, 2002

/s/ R. DAVID ANDREWS* R. David Andrews	Director	June 18, 2002

/s/ NEIL R. AUSTRIAN* Neil R. Austrian	Director	June 18, 2002

/s/ CHARLES AYRES* Charles Ayres	Director	June 18, 2002

/s/ GRANT G. BEHRMAN* Grant G. Behrman	Director	June 18, 2002

/s/ GREGORY J. CHIATE* Gregory J. Chiate	Director	June 18, 2002

Name		Title	Date

/s/ MILAN MANDARIC* Milan Mandaric		Director	June 18, 2002

/s/ WILLIAM M. MATTHES* William M. Matthes		Director	June 18, 2002

/s/ FRANK L. SCHIFF* Frank L. Schiff		Director	June 18, 2002

/s/ TED VIRTUE* Ted Virtue		Director	June 18, 2002

*By:	/s/ DAVID J. SHIMMON David J. Shimmon Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

1.01	Form of Underwriting Agreement.*
2.01	Agreement and Plan of Merger, dated as of April 10, 2002, among the Registrant, Kinetics Acquisition Corporation, Kinetics Fluid Systems, Inc., Poly Concepts, Inc. and the shareholders of Poly Concepts, Inc.**
2.02	Form of Separation Agreement by and among the Registrant, Kinetic Systems, Inc. and Kinetics Biopharm, Inc.
2.03	Form of Management Services Agreement by and among the Registrant, Kinetic Systems, Inc. and Kinetics Biopharm, Inc.
2.04	Form of Confidential Disclosure Agreement by and among the Registrant, Kinetic Systems, Inc. and Kinetics Biopharm, Inc.
2.05	Form of Tax Sharing Agreement by and among the Registrant, Kinetic Systems, Inc. and Kinetics Biopharm, Inc.
2.06	Form of Trademark License Agreement by and among the Registrant, Kinetic Systems, Inc. and Kinetics Biopharm, Inc.
2.07	Form of Employee Matters Agreement by and among the Registrant, Kinetic Systems, Inc. and Kinetics Biopharm, Inc.
3.01	Restated Certificate of Incorporation of the Registrant, as filed December 14, 2001.**
3.02	Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant, as filed May 3, 2002.**
3.03	Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant, as filed June 10, 2002.
3.04	Form of Restated Certificate of Incorporation to be filed upon the closing of the offering.*
3.05	Bylaws of the Registrant.**
3.06	Restated Bylaws of the Registrant to be effective upon the closing of the offering.*
4.01	Specimen Common Stock Certificate.*
4.02	Amended and Restated Shareholders Agreement, dated as of August 30, 2000 and as amended and restated on December 14, 2001, by and among the Registrant and certain investors.**
5.01	Opinion of Fenwick & West LLP.*
10.01	Form of Indemnity Agreement.*
10.02	2000 Stock Option Plan, and form of stock option award agreement.**
10.03	2000 Deferred Stock Plan, and form of deferred stock award agreement.**
10.04	2002 Equity Incentive Plan.*
10.05	2002 Stock Option Plan.*
10.06	Promissory Note held by the Registrant of John R. Ferron in the principal amount of $250,000 issued in February 2000.**
10.07	Promissory Note held by the Registrant of Albert (Hong Chuan) Ooi in the principal amount of $200,000 issued in June 2000.**
10.08	Promissory Note held by the Registrant of David Shimmon in the principal amount of $4,000,000 issued in June 2001.**
10.09	Industrial Building Lease Agreement dated September 1, 1990 by and between Pacesetter Business Properties and Unit Instruments, Inc.**
10.10	Lease Agreement dated April 27, 1995 by and between Prudential Insurance Company of America and Insync Systems, Inc.**

Exhibit
Number	Exhibit Title

10.11	Lease Agreement dated April 16, 1996 by and between Security Capital Industrial Trust and Insync Systems, Inc.**
10.12	Lease Agreement dated July 13, 2000 by and between Prologis Trust and Kinetics Fluid Systems, Inc.**
10.13	Employment Offer Letter dated January 25, 2000 to John R. Ferron.**
10.14	Employment Offer Letter dated August 1, 2000 to Albert (Hong Chuan) Ooi.**
10.15	Global Supply Agreement, dated as of June 1, 2002, by and between Applied Materials, Inc. and Kinetics Fluid Systems Inc.†
10.16	Amended and Restated Intellectual Property Agreement, dated as of June 1, 2002, by and between Applied Materials, Inc. and Kinetics Fluid Systems, Inc.†
10.17	Stock Purchase Agreement, dated as of February 28, 2001, by and among Kinetics Electronics Management, Inc., Magnolia Tree, LLC and James E. Hawthorne, as Trustee of the James and Robert Hawthorne Family Trust U/T/A dated August 31, 1999.
21.01	List of Subsidiaries of Registrant.*
23.01	Consent of Fenwick & West LLP (See Exhibit 5.01).*
23.02	Consent of Ernst & Young LLP, independent auditors.**
23.03	Consent of Perkins & Company, P.C., independent auditors.**
24.01	Power of Attorney.**

*	To be filed by amendment.

**	Previously filed.

†	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Commission.